Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of InspireMD, Inc. (the “Company”) for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marvin Slosman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: May 15, 2023	By:	/s/ Marvin Slosman
	Name:	Marvin Slosman
	Title:	Chief Executive Officer (Principal Executive Officer)